POWER OF ATTORNEY
			    FOR SEC FILINGS ON FORM 4, 5 AND 144
			  IN
RESPECT OF SHARES OF COMMON STOCK OF
				   INVERESK RESEARCH GROUP, INC.



	The undersigned hereby constitutes and appoints Martha Boyd, Roland Boyd and Paul Cowan or any one of them acting alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in his or her name and stead in any and all capacities, to sign and file for and on his or her behalf, in respect of any acquisition, disposition or other change in ownership of any shares of common stock of Inveresk Research Group, Inc., the following:

(i)
any Statement of Changes of Beneficial Ownership of Securities on Form 4 to be filed with the Securities and Exchange Commission;
(ii) any Annual
Statement of Beneficial Ownership of Securities on Form 5 to be filed with the Securities and Exchange Commission;
(iii) any Notice of Proposed Sale
of Securities on Form 144 to be filed with the Securities and Exchange Commission; and
(iv) any and all agreements, certificates, receipts, or other documents in connection therewith.

The undersigned hereby gives
full power and authority to the attorney-in-fact to:
	(i) seek and obtain
as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release such information to the undersigned and approves and ratifies any such release of information.
The undersigned hereby grants unto such
attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifies and confirms all that any such attorney-in-fact and agent or substitute may do or cause to be done by virtue hereof.


The undersigned acknowledges that:
	(i) neither the Company nor such
attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and
	(ii)
this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

	This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has
executed this Power of Attorney.

Date:	January 29, 2004
/s/ S.
Louise McCrary
______________________

Name: S. Louise McCrary